UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 10, 2006
PERRIGO COMPANY
(Exact name of registrant as specified in its charter)

MICHIGAN	0-19725	38-2799573

(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Eastern Avenue, Allegan, Michigan	49010

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (269) 673-8451
Not Applicable

(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure
On November 10, 2006, The Perrigo Company held its Annual Shareholders’ Meeting at the Perrigo Corporate Office, Allegan, Michigan.
The Annual Shareholders’ Meeting slides presented are Exhibit 99.
The slides include certain non-GAAP financial measures. The reconciliation of these measures is presented on the following page.
Certain statements in these slides are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions or future events or performance contained in these slides are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended July 1, 2006, as well as the Company’s subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in these slides are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
The information in this Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Table I
PERRIGO COMPANY
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

	Fiscal Year
	2001	2002	2003	2004	2005	2006
Reported net sales	$763,085	$835,063	$834,100	$898,204	$1,024,098	$1,366,821
PPA product discontinuation	12,500	—	—	—	—	—

Adjusted net sales	$775,585	$835,063	$834,100	$898,204	$1,024,098	$1,366,821

Reported gross profit	$182,291	$226,441	$238,024	$267,964	$260,389	$397,741
Inventory step-up	—	—	—	—	23,392	4,762
PPA product discontinuation	21,000	—	—	—	—	—

Adjusted gross profit	$203,291	$226,441	$238,024	$267,964	$283,781	$402,503

Reported operating income (loss)	$36,465	$80,933	$85,178	$102,896	$(330,473)	$111,332
Inventory step-up	—	—	—	—	23,392	4,762
Settlements — Class action lawsuit / FTC	—	—	—	4,750	4,500	—
Perrigo operational improvements	—	—	—	—	3,150	—
Perrigo asset impairments	2,175	2,046	—	—	3,232	8,846
Write-off of in-process R&D	—	—	—	—	386,800	—
Acquisition costs	—	—	—	—	5,560	—
Unusual litigation	(995)	(27,891)	(3,128)	—	—	—
Quifa restructuring and goodwill impairment	—	16,614	—	—	—	—
PPA product discontinuation	21,000	—	—	—	—	—

Adjusted operating income	$58,645	$71,702	$82,050	$107,646	$96,161	$124,940

Reported net income (loss)	$24,414	$44,790	$54,048	$80,567	$(352,983)	$71,400
One time tax benefit	—	—	—	(13,100)	—	—
Inventory step-up (1)	—	—	—	—	18,246	3,714
Settlements — Class action lawsuit / FTC (2) (4)	—	—	—	3,400	2,880	—
Perrigo operational improvements (2)	—	—	—	—	2,016	—
Perrigo asset impairments (2)	1,392	1,309	—	—	2,068	5,661
Write-off of in-process R&D (3)	—	—	—	—	386,800	—
Acquisition costs (2)	—	—	—	—	3,558	—
Unusual litigation (2)	(637)	(17,850)	(2,002)	—	—	—
Quifa restructuring and goodwill impairment (3)	—	16,614	—	—	—	—
PPA product discontinuation (2)	13,440					—
Gain on sale of equity method investment (5)	—	—	—	—	—	(2,939)

Adjusted net income	$38,609	$44,863	$52,046	$70,867	$62,586	$77,837

Diluted earnings (loss) per share
Reported	$0.33	$0.60	$0.76	$1.11	$(4.57)	$0.76
Adjusted	$0.52	$0.60	$0.73	$0.98	$0.81	$0.83
Diluted weighted average shares outstanding	74,087	74,606	71,158	72,289	77,313	94,105

(1)	Net of taxes at 22%

(2)	Net of taxes at 36%

(3)	Permanent difference for tax purposes and thus is not tax effected

(4)	Fiscal 2004 FTC settlement includes $1,000 of non-deductible expenses that are not tax effected

(5)	Net of taxes at 37%

ITEM 9.01. Financial Statements and Exhibits
(c) Exhibits
      99          Annual Shareholders’ Meeting Slides.

SIGNATURES
      Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY (Registrant)
Dated: November 10, 2006	By:	/s/Judy L. Brown
Judy L. Brown
Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)

Exhibit Index
Exhibit 99 — Annual Shareholders’ Meeting Slides, furnished solely pursuant to Item 7.01 of Form 8-K.